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                                                                     Exhibit 16
                        EXECUTIVE OFFICERS AND DIRECTORS
                                       OF
                      MONY LIFE INSURANCE COMPANY OF AMERICA

         The names of the Directors and the names and titles of the Executive Officers of MONY Life Insurance Company of America ("MLOA"), and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of MLOA at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to MLOA and each individual is a United States citizen.

Name, Business Address        Present Principal Occupation
----------------------        ----------------------------
   Jennifer Blevins           Executive Vice President

   Kevin R. Byrne	Executive Vice President, Chief Investment
			Officer and Treasurer

*  Henri de Castries (1)      Chairman of the Management Board, AXA;
   AXA                        Chairman of the Board, AXA Financial, Inc.
   25, avenue Matignon
   75008 Paris, France

*  Christopher M. Condron     President and Chief Executive Officer, AXA
		Financial, Inc.; Chairman of the Board, President and Chief Executive Officer, AXA Equitable Life
		Insurance Company, MONY Life Insurance Company and MONY Life Insurance Company of America;
		Member of the Management Board and Member of the Executive Committee, AXA

 * Denis Duverne (1)          Member of the Management Board and Chief
   AXA                        Financial Officer, AXA
   25, avenue Matignon
   75008 Paris, France

   Richard S. Dziadzio        Executive Vice President and Chief Financial
		Officer

   Mary Beth Farrell          Executive Vice President


*  Charlynn Goins	Vice Chairperson of the Board (Distribution
   30 Beekman Place	Committee), The New York Community Trust
   New York, NY 10022	(community foundation)

   Barbara Goodstein	Executive Vice President

*  Anthony J. Hamilton (2)    Chairman, AXA UK plc (life and plc insurance);
   5 Old Broad St.	Member of the Supervisory Board, Chairman of the
   London, England EC2N 1AD   Audit Committee and a Member of the Compensation
		Committee, AXA

*  Nina Henderson             Henderson Advisory Consulting (consulting firm)
   425 East 86th St., Apt. 12C
   New York, NY  10028

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                                                           Page 42 of 46 Pages


*  James F. Higgins           Senior Advisor, Morgan Stanley (financial
   Morgan Stanley             services)
   Harborside Financial Center
   Plaza Two, Second Floor
   Jersey City, NJ 07311

   Peter S.Kraus              Chairman of the Board and Chief Executive Officer
   AllianceBernstein          AllianceBernstein Holding L.P.
   1345 Avenue of Americas
   New York, NY  10105

   Charles A. Marino          Executive Vice President and Chief Actuary

   William J. McDermott	Executive Vice President

   Andrew J. McMahon	Executive Vice President

   Kevin E. Murray            Executive Vice President and Chief Information
                              Officer

*  Scott D. Miller            Chief Executive Officer, SSA & Company
   315 East Hopkins Ave       (productivity and business transformation
   Aspen, CO 81611            training)

*  Joseph H. Moglia           Chairman of the Board, TD Ameritrade Holding
   4211 South 102nd Street	Corporation (online brokerage)
   Omaha, Nebraska  68127

   James A. Shepherdson, III  Executive Vice President

   Richard V. Silver          Executive Vice President and General Counsel;
                              Executive Vice President and General Counsel,
                              AXA Financial, Inc., AXA Equitable Life
		Insurance Company and MONY Life Insurance
		Company of America


*  Lorie A. Slutsky	President, The New York Cummunits Trust
   909 Third Avenue	(community foundation)
   New York, NY 10022

*  Ezra Suleiman	Professor of Politics and IBM
   Corwin Hall		Professor of International Studies,
   Princeton, NJ 08544	Princeton University (education)

*  Peter J. Tobin             Former Special Assistant to the President,
   1 Briarwood Lane           St. John's University (education)
   Denville, NJ 07834

--------
*    Director
     (1)  Citizen of the Republic of France
     (2)  Citizen of the United Kingdom


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